UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

NEW YORK COMMUNITY BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	06-1377322
(State of incorporation or organization)	(IRS Employer Identification No.)

615 Merrick Avenue
Westbury, New York	11590
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares each representing a 1/40th interest in a share of Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-210919

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the general terms and provisions of the Fixed-to-Floating Rate Series A Noncumulative Perpetual Preferred Stock, liquidation preference $1,000 per share, par value $0.01 per share (the “Series A Preferred Stock”), of New York Community Bancorp, Inc. (the “Registrant”) as well as the description of the Registrant’s depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Series A Preferred Stock to be registered hereunder is incorporated herein by reference to the descriptions included under the captions “Description of the Series A Preferred Stock” and “Description of the Depositary Shares”, respectively, in the Prospectus Supplement, dated as of March 10, 2017, as filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2017 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus, dated as of April 25, 2016, included in the Registration Statement on Form S-3 (No. 333-210919) of the Registrant, as filed with the Commission on April 25, 2016. Such sections are incorporated herein by reference.

If any additional securities registered hereby are issued, a prospectus supplement relating to such securities will be filed with the Commission and will be incorporated herein by reference.

Item 2.	Exhibits.

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-22278), as filed with the Commission on May 11, 2001).

3.2	Certificates of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K (File No. 001-31565) for the year ended December 31, 2003, as filed with the Commission on March 15, 2004).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-31565), as filed with the Commission on April 27, 2016).

3.4	Certificate of Designations of the Registrant with respect to the Series A Preferred Stock, dated March 16, 2017.

3.5	Amended and Restated Bylaws of the Registrant, as of December 20, 2016 (incorporated herein by reference to Exhibit 3.4 of the Registrant’s Annual Report on Form 10-K (File No. 001-31565) for the year ended December 31, 2016, as filed with the Commission on March 1, 2017).

4.1	Form of Deposit Agreement, by and among the Registrant, Computershare, Inc. and Computershare Trust Company, N.A., as joint depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of certificate representing the Series A Preferred Stock (included as Exhibit A to Exhibit 4.1).

4.3	Form of depositary receipt representing the Depositary Shares (included as Exhibit B to Exhibit 4.1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 16, 2017	New York Community Bancorp, Inc.

	By:	/s/ R. Patrick Quinn
Name: R. Patrick Quinn
Title: Corporate Secretary

EXHIBIT INDEX

Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-22278), as filed with the Commission on May 11, 2001).

3.2	Certificates of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.2 of the Registrant’s Annual Report on Form 10-K (File No. 001-31565) for the year ended December 31, 2003, as filed with the Commission on March 15, 2004).

3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-31565), as filed with the Commission on April 27, 2016).

3.4	Certificate of Designations of the Registrant with respect to the Series A Preferred Stock, dated March 16, 2017.

3.5	Amended and Restated Bylaws of the Registrant, as of December 20, 2016 (incorporated herein by reference to Exhibit 3.4 of the Registrant’s Annual Report on Form 10-K (File No. 001-31565) for the year ended December 31, 2016, as filed with the Commission on March 1, 2017).

4.1	Form of Deposit Agreement, by and among the Registrant, Computershare, Inc. and Computershare Trust Company, N.A., as joint depositary, and the holders from time to time of the depositary receipts described therein.

4.2	Form of certificate representing the Series A Preferred Stock (included as Exhibit A to Exhibit 4.1).

4.3	Form of depositary receipt representing the Depositary Shares (included as Exhibit B to Exhibit 4.1).